                         CONECTIV ENERGY HOLDING COMPANY          Item 6(b) FS-4
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME    Page 1 of 1
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)



                                                                                   12 MONTHS ENDED JUNE 30, 2001
                                                                      ------------------------------------------------------
                                                                       ACTUAL               ADJUSTMENTS            PRO FORMA
                                                                      --------              -----------            ---------
OPERATING REVENUES
    Electric                                                              *                                             *
    Gas                                                                   *                                             *
    Gain on sales of electric generating plants                           *                                             *
    Energy sales to affiliated companies                                  *                                             *
    Petroleum and other                                                   *                                             *
                                                                                            -------------
                                                                          *                                             *
                                                                                            -------------

OPERATING EXPENSES
    Electric fuel and purchased energy and capacity                       *                                             *
    Gas purchased                                                         *                                             *
    Energy purchased from affiliated companies                            *                                             *
    Cost of petroleum and other sales                                     *                                             *
    Operation and maintenance                                             *                                             *
    Depreciation and amortization                                         *                                             *
    Taxes other than income taxes                                         *                                             *
                                                                                            -------------
                                                                          *                                             *
                                                                                            -------------
OPERATING INCOME                                                          *                                             *
                                                                                            -------------

OTHER INCOME                                                              *                                             *
                                                                                            -------------

INTEREST EXPENSE
    Interest charges                                                      *                        90,000 (2)           *
    Capitalized interest                                                  *                                             *
                                                                                            -------------
                                                                          *                        90,000               *
                                                                                            -------------

INCOME BEFORE INCOME TAXES                                                *                       (90,000)              *
                                                                                            -------------

INCOME TAXES                                                              *                       (31,500)(3)           *
                                                                                            -------------

NET INCOME                                                                *                 $     (58,500)              *
                                                                                            =============

See the following notes to Pro Forma Consolidated Conectiv Energy Holding Company financial statements.

* FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE ACT

NOTES TO PRO FORMA CONSOLIDATED CONECTIV ENERGY HOLDING COMPANY FINANCIAL STATEMENTS

(Dollars in Thousands)

(1) For purposes of the Pro Forma Consolidated Balance Sheet, the following transactions were assumed to occur on June 30, 2001:

                                                                                     Principal
                                                                                    ----------
  (A)  The issuance of $1,000,000 of 5.0% short-term debt                           $1,000,000

  (B)  The issuance of $500,000 of 8.0%  long-term                                     500,000

                                                                                    ----------
Total cash proceeds received                                                        $1,500,000
                                                                                    ----------


(2) Interest expense increased due to the following:
                                                                                     Interest
                                                                                     Expense
                                                                                    ----------

(A) $1,000,000 of 5.0% short-term debt issued                                         $ 50,000

(B)  $500,000 of 8.0% long-term debt issued                                             40,000

                                                                                    ----------
   Total interest expense increase                                                    $ 90,000
                                                                                    ----------


(3) Represents the federal tax benefit, at 35%, of the interest expense described above in Note 2.